UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2025

BLUM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-56626	93-3735199
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11516 Downey Ave., Downey, California	90241
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 909-5564

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 31, 2025, Blum Holdings, Inc. (the “Company” or “Blüm”) entered into a binding letter of intent (the “LOI”) with a third party seller (“Seller”) which sets forth the terms and conditions of a proposed transaction (the “Proposed Transaction”), pursuant to which the Company’s wholly owned subsidiary will acquire 100% of the common stock of a target entity (the “Target”), which owns and operates a licensed cannabis dispensary in Northern California. The total consideration for the Proposed Transaction shall be $2,000,000 comprised of: (i) $1,300,000 payable in cash at closing, (ii) $200,000 payable in cash or stock at the Seller’s election subject to earn-outs, and (iii) $500,000 payable in shares of the Company’s Common Stock at a per share price of $1.90, which shall be issued at closing and held in escrow, subject to a 12-month holdback. In addition, performance-based bonus awards may be payable in cash or stock on the first anniversary following the date of closing.

In connection with the Proposed Transaction, Blum Management Holdings, Inc. (the “Holder”) entered into a senior secured convertible promissory note in the original principal amount of $500,000 (the “Note”). The Note earns interest at a rate of 8% per annum and matures on March 31, 2025. At the Holder’s option, the Note may be converted into Class A and/or Class B shares of the Target, based on a Target valuation of $2,000,000, subject to decrease pursuant to certain Performance-Based Tranche Reductions as defined and described in the LOI. The Note provides for certain events of default that are typical for a transaction of this type, including, among other things, any breach of the representations, warranties or affirmative covenants made by the Target in the Note and Security Agreement (defined below).

In connection with the issuance of the Note, the Holder and the Target entered into a security agreement (the “Security Agreement”) pursuant to which the Target agreed to grant to the Holder a security interest in all of its assets to secure the obligations under the Note.

The Proposed Transaction is subject to the execution of definitive agreements. No assurances can be made that the Company will successfully negotiate and enter into definitive agreements for the Proposed Transaction or that the Company will be successful in completing the Proposed Transaction.

The foregoing descriptions of the LOI, the Note, and the Security Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such LOI, Note, and Security Agreement which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K, respectively, and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On February 4, 2025, the Company issued a press release regarding a binding letter of intent with the Target. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information provided under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1*	Binding Letter of Intent.
10.2*	Senior Secured Promissory Note, dated January 31, 2025.
10.3*	Security Agreement, dated January 31, 2025.
99.1	Press Release dated February 4, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).
* Portions of the exhibit have been omitted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUM HOLDINGS, INC.

Date: February 4, 2025	By:	/s/ Sabas Carrillo
Sabas Carrillo
Chief Executive Officer

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